Exhibit 99.1
NxStage Reports Record Third Quarter 2011 Financial Results and Raises Revenue
Guidance For 2011
Highlights:
- Revenue Increases to $55.9 million, up 24% from Q3’10
- Home Market Increases to $27.2 million, up 22% from Q3’10
- Gross Margin Increases to 35%, up from 33% in Q3’10
LAWRENCE, Mass., November 3, 2011 — NxStage Medical, Inc. (Nasdaq: NXTM), a leading manufacturer of innovative dialysis products, today reported record financial results for the third quarter ended September 30, 2011, with total revenue well above the top end of its guidance range.
Revenue for the third quarter of 2011 increased to $55.9 million, an increase of 24 percent when compared with revenue of $45.0 million for the third quarter of 2010. The growth was driven by strong operating performance across the Company’s business.
The Company grew Home revenue to $27.2 million for the third quarter of 2011, representing an increase of 22 percent when compared with revenue of $22.3 million for the third quarter of 2010. Critical Care revenue grew to $9.2 million for the third quarter of 2011, representing an increase of 35 percent when compared with revenue of $6.8 million for the third quarter of 2010. Revenue for In-Center, from the Company’s Medisystems business, increased to $19.5 million for the third quarter of 2011, representing an increase of 23 percent when compared with revenue of $15.9 million for the third quarter of 2010.
“Not only was this a record quarter with respect to revenues, but also one where we made meaningful progress in advancing metrics across our business,” stated Jeffrey H. Burbank, CEO of NxStage Medical, Inc. “These results are strong validation of our business model and we see significant opportunities across our business to advance our long term growth strategy. We are particularly pleased with the growing strength of clinical data showing that patients benefit from more frequent hemodialysis and that they live longer and healthier lives.”
NxStage reported a net loss of $5.3 million, or ($0.10) per share, for the third quarter of 2011 compared with a net loss of $8.2 million, or ($0.17) per share, for the third quarter of 2010.
For the third quarter of 2011, the Company reported Adjusted EBITDA, adjusted for stock-based compensation, deferred revenue recognized, manufacturing transition costs and other non-cash expenses of $2.4 million, compared with an Adjusted EBITDA of $0.5 million in the third quarter of 2010. (See the exhibits for a reconciliation of this non-GAAP measure.)
Guidance:

For the fourth quarter of 2011, the Company is forecasting revenue to be within a range of $55.5 to $56.5 million. At this revenue level, the Company would expect a net loss in the range of $4.5 to $5.5 million or ($0.08) to ($0.10) per share, and Adjusted EBITDA in the range of $1.5 to $2.5 million for the fourth quarter of 2011.
The Company’s fourth quarter revenue guidance translates to an upward revision of the Company’s annual guidance, putting expected revenue above the top end of its previous range. The Company now expects annual revenue to be within a range of $216 to $217 million compared with previous guidance for revenue to be within a range of $210 to $215 million. The Company continues to expect a net loss in the range of $19 to $23 million or ($0.36) to ($0.43) per share, and for Adjusted EBITDA to be in the range of $6.0 million to $10.0 million for the 2011 fiscal year. The Company expects the fourth quarter gross margin percentage to be between 37 and 38 percent.
This release contains a non-GAAP financial measure. A reconciliation of the Company’s non-GAAP financial measure to its most comparable GAAP financial measure is in the exhibits to this press release.
Conference Call:
NxStage will also host a conference call today at 9:00 a.m. Eastern Time to discuss its third quarter financial results. To listen to the conference call, please dial 877-392-9886 (domestic) or 707-287-9329 (international). The call will also be webcast LIVE and can be accessed via the investor relations section of the Company’s website at www.nxstage.com/ir.cfm.
A replay of the conference call will be available 2 hours after the conclusion of the call through November 17, 2011. To access the replay dial 855-859-2056 (domestic) or 404-537-3406 (international). The conference ID is 17404745. An online archive of the conference call can be accessed via the investor relations section of the Company’s website at www.nxstage.com/ir.cfm.
About NxStage
NxStage Medical, Inc. (Nasdaq: NXTM) is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative products for the treatment of ESRD and acute kidney failure. For more information on NxStage and its products, please visit the company’s website at www.nxstage.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include statements as to the anticipated demand for the Company’s products, anticipated operating results, including revenues, loss, gross margin and Adjusted EBITDA numbers, and other expectations as to future operating results. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements, including market acceptance and demand for NxStage’s products, growth in home and/or daily hemodialysis, unanticipated difficulties in achieving operational efficiencies and cost reductions, changes in reimbursement for home and daily hemodialysis, changes in the regulatory environment, changes in the historical purchasing patterns and preferences of our customers, including DaVita Inc., Fresenius, and certain other factors that may affect future operating results and which are detailed in NxStage’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the period ended June 30, 2011.
In addition, the statements in this press release represent NxStage’s expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing NxStage’s expectations or beliefs as of any date subsequent to the date of this press release.
Contact:
Kristen K. Sheppard, Esq.
VP, Investor Relations
ksheppard@nxstage.com
Non-GAAP Financial Measure
The Company discloses a certain non-GAAP financial measure to supplement the Company’s consolidated financial statements presented on a GAAP basis. This non-GAAP measure is not in accordance with, or an alternative for, generally accepted accounting principles in the United States and may be different from similar non-GAAP financial measures used by other companies. The non-GAAP financial measure disclosed by the Company is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Management uses Adjusted EBITDA (EBITDA adjusted for stock based-compensation, deferred revenue recognized, manufacturing transition costs and other non-cash expenses) to understand operational cash usage. The Company believes the non-GAAP financial measure provides useful and supplementary information allowing investors greater transparency to one measure used by management. The non-GAAP financial measure is meant to supplement, and to be viewed in conjunction with, GAAP financial measures. The non-GAAP financial measure is reconciled to the most comparable GAAP financial measure below.

NxStage Medical, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues	$55,903	$45,033	$160,235	$129,449
Cost of revenues	36,363	30,073	103,797	88,914

Gross profit	19,540	14,960	56,438	40,535

Operating expenses:
Selling and marketing	9,446	8,452	28,025	25,034
Research and development	3,388	3,132	10,694	9,369
Distribution	4,709	3,788	13,298	10,831
General and administrative	5,708	6,023	16,750	16,604

Total operating expenses	23,251	21,395	68,767	61,838

Loss from operations	(3,711)	(6,435)	(12,329)	(21,303)

Other expense:
Interest expense	(1,186)	(1,176)	(3,513)	(3,432)
Other (expense), net	(146)	(341)	(342)	(128)

	(1,332)	(1,517)	(3,855)	(3,560)

Net loss before income taxes	(5,043)	(7,952)	(16,184)	(24,863)

Provision for income taxes	235	212	654	556

Net loss	$(5,278)	$(8,164)	$(16,838)	$(25,419)

Net loss per share, basic and diluted	$(0.10)	$(0.17)	$(0.31)	$(0.54)

Weighted-average shares outstanding, basic and diluted	54,428	48,049	53,953	47,501

NxStage Medical, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$101,247	$104,339
Accounts receivable, net	17,497	14,107
Inventory	35,563	34,950
Prepaid expenses and other current assets	3,104	2,084

Total current assets	157,411	155,480

Property and equipment, net	14,276	8,290
Field equipment, net	12,718	13,660
Deferred cost of revenues	41,355	40,081
Intangible assets, net	23,314	25,412
Goodwill	42,698	42,698
Other assets	1,497	473

Total assets	$293,269	$286,094

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,195	$16,811
Accrued expenses	16,265	19,537
Current portion of long-term debt	—	43

Total current liabilities	35,460	36,391

Deferred revenues	56,682	55,366
Long-term debt	42,521	40,454
Other long-term liabilities	6,994	1,754

Total liabilities	141,657	133,965

Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock: par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding as of September 30, 2011 and December 31, 2010	—	—
Common stock: par value $0.001, 100,000,000 shares authorized; 55,617,552 and 54,043,317 shares issued as of September 30, 2011 and December 31, 2010, respectively	55	53
Additional paid-in capital	485,191	465,642
Accumulated deficit	(325,264)	(308,426)
Accumulated other comprehensive income	146	85
Treasury stock, at cost: 480,923 and 325,104 shares as of September 30, 2011 and December 31, 2010, respectively	(8,516)	(5,225)

Total stockholders’ equity	151,612	152,129

Total liabilities and stockholders’ equity	$293,269	$286,094

NxStage Medical, Inc.
Cash Flows from Operating Activities
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(16,838)	$(25,419)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,415	16,879
Stock-based compensation	10,166	10,985
Other	2,387	1,750
Changes in operating assets and liabilities:
Accounts receivable	(3,414)	(303)
Inventory	(15,196)	(20,504)
Prepaid expenses and other assets	(2,067)	(327)
Accounts payable	2,296	(3,376)
Accrued expenses and other liabilities	195	3,980
Deferred revenues	1,316	14,087

Net cash used in operating activities	$(3,740)	$(2,248)

NxStage Medical, Inc.
Revenues by Segment
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
System One segment
Home	$27,218	$22,346	$80,276	$62,204
Critical Care	9,170	6,817	25,199	19,528

Total System One segment	36,388	29,163	105,475	81,732
In-Center segment	19,515	15,870	54,760	47,717

Total	$55,903	$45,033	$160,235	$129,449

NxStage Medical, Inc.
Non-GAAP Financial Measures
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net loss	$(5.3)	$(8.2)	$(16.8)	$(25.4)
Less: Depreciation, amortization, interest, and taxes	7.5	7.6	21.9	21.0
Less: Adjusting items*	0.2	1.1	0.2	3.4

Adjusted EBITDA gain (loss)	$2.4	$0.5	$5.3	$(1.0)

*	Adjusting items include stock-based compensation, deferred revenue recognized, manufacturing transition costs and other non-cash expenses

NxStage Medical, Inc.
Non-GAAP Financial Guidance
(amounts in millions)

	Three Months Ended
	December 31, 2011
	High	Low
	Estimate	Estimate
Net loss	$(4.5)	$(5.5)
Less: Depreciation, amortization, interest, and taxes	7.3	7.3
Less: Adjusting items*	(0.3)	(0.3)

Adjusted EBITDA gain	$2.5	$1.5

*	Adjusting items include stock-based compensation, deferred revenue recognized, manufacturing transition costs and other non-cash expenses